UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 . Entry into a Material Definitive Agreement

On August 10, 2012, The Chefs’ Warehouse Mid-Atlantic, LLC (“Mid-Atlantic”), a Delaware limited liability company and indirectly wholly-owned subsidiary of The Chefs’ Warehouse, Inc. (the “Company”), a Delaware corporation, and Chefs’ Warehouse Parent, LLC (“Parent” and together with Mid-Atlantic, the “Buyer Parties”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Michael’s Finer Meats, LLC (“Michael’s”), a Delaware limited liability company, and the owners of the equity interests in Michael’s and certain of its affiliated entities (the “Seller Parties”), pursuant to which the Buyer Parties acquired, on that date, 100% of the equity interests of Michael’s and certain of its affiliated entities (collectively, the “Seller Entities”) for approximately $54.3 million in cash (the “Purchase Price”), resulting in the Seller Entities becoming indirect, wholly-owned subsidiaries of the Company (the “Michael’s Transaction”). The Purchase Price is subject to a post-closing working capital adjustment as described in the Purchase Agreement. The Buyer Parties financed the Purchase Price paid to the Seller Parties with borrowings under the Company’s current revolving credit facility. The terms of the Purchase Agreement are summarized below.

The Purchase Agreement contains customary representations and warranties and covenants from the Buyer Parties and the Seller Parties, including representations and warranties about Michael’s business, assets, operations, and liabilities. Pursuant to the Purchase Agreement, certain of the Seller Parties and the Buyer Parties are, subject to certain temporal and financial limitations, obligated to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Purchase Agreement. The Buyer Parties deposited approximately $5.4 million of the Purchase Price in an escrow account to satisfy claims made by the Buyer Parties under the terms of the Purchase Agreement. The amount deposited in the escrow account not then subject to pending indemnification claims of the Buyer Parties or previously released from the escrow account will be released to certain of the Seller Parties in approximately one-third increments at each of the six (6) month, twelve (12) month and eighteen (18) month anniversaries of the closing.

In connection with the Michael’s Transaction, certain of the owners and key employees of Michael’s have agreed not to compete with the Buyer Parties or their affiliates in various geographic locations for varying periods of time.

The foregoing description of the Purchase Agreement entered into in connection with the Michael’s Transaction does not purport to be a complete description of the parties’ rights and obligations under the Purchase Agreement. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement filed herewith as Exhibit 2.1.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 7.01. Regulation FD Disclosure

A copy of the press release issued by the Company announcing the closing of the Michael’s Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired. No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report, if any, will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information. No pro forma financial information is being filed with this report. The pro forma financial information required to be filed as an exhibit to this report, if any, will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated as of August 10, 2012, among Chefs’ Warehouse Parent, LLC, The Chefs’ Warehouse Mid-Atlantic, LLC, Michael’s Finer Meats, LLC and the other parties party thereto (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date: August 13, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated as of August 10, 2012, among Chefs’ Warehouse Parent, LLC, The Chefs’ Warehouse Mid-Atlantic, LLC, Michael’s Finer Meats, LLC and the other parties party thereto (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated August 13, 2012.